AMENDMENT NO. 2
TO THE
AMICUS THERAPEUTICS, INC.
CASH DEFERRAL PLAN

WHEREAS, the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (the “Company”) have previously approved the Amicus Therapeutics, Inc. Cash Deferral Plan, as amended (the “Plan”);

WHEREAS, pursuant to the terms of Plan, the Board is empowered to amend the Plan; and

WHEREAS, the Company wishes to provide opportunities to participate in the Plan to eligible service providers who provide service to certain of the Company’s subsidiaries as set forth in this Amendment #2 to the Plan (the “Amendment”).

NOW THEREFORE, the Plan is amended as follows effective as of the date hereof:

1.Section 2.23 in the Plan’s adoption agreement (the “Adoption Agreement”) is hereby amended and restated, which shall read in its entirety as follows:

“2.23 Participating Employer(s): As of December 13, 2019, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN
Amicus Therapeutics, Inc.	1 Cedar Brook Drive Cranbury, NJ 08512	609-662-2000	71-0869350
Amicus Therapeutics US, Inc.	1 Cedar Brook Drive Cranbury, NJ 08512	609-662-2000	82-3160503
Amicus Biologics, Inc.	1 Cedar Brook Drive Cranbury, NJ 08512	609-662-2000	83-0932048

2.Except as specifically provided in and modified by this Amendment, the Plan and the Adoption Agreement are in all other respects hereby ratified and confirmed and references to the Plan and the Adoption Agreement shall be deemed to refer to the Plan and the Adoption Agreement as modified by this Amendment.

3.The Authorized Officers (John Crowley, Bradley Campbell, Ellen Rosenberg, Daphne Quimi) be, and each of them hereby is, authorized, directed and empowered on behalf of the Company to (a) make, enter into, execute, deliver, file and record any and all documents, agreements, certificates and instruments, (b) pay or cause to be paid any and all expenses and fees and disburse such other funds of the Company, and (c) take any and all such other actions as any such Authorized Officer or Authorized Officers may determine in his, her or their discretion to be necessary or advisable to effectuate the foregoing resolutions, the taking of any such action to constitute conclusive evidence of the exercise of such discretionary authority and that any and all actions taken by the Authorized Officers prior to the date hereof in connection with, and consistent with, the foregoing resolutions are hereby ratified, approved and confirmed in all respects.

To record the adoption of this Amendment #2, to the Amicus Therapeutics, Inc. Cash Deferral Plan, the Company has caused its authorized officer to affix its corporate name this 13th day of December, 2019.

AMICUS THERAPEUTICS, INC.

By:

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